                                                                      EXHIBIT 11

                         EARNINGS PER SHARE CALCULATION


                                                         THREE MONTHS ENDED
                                                              MARCH 31,

                                                      1998               1997
                                                  ------------      --------------
                                                            (in 000's )

 Weighted average shares                              7,545               7,478
      outstanding-basic
 Effect of options                                      499                   -
                                                  ------------      --------------
 Shares outstanding-diluted                           8,044               7,478
                                                  ============      ==============

 Net income (loss)                                  $   860          $  (2,525)


 Basic earning (loss) per share                     $  0.11          $   (0.34)
                                                  ============      ==============
 Diluted earning (loss) per share                   $  0.11          $   (0.34)
                                                  ============      ==============